UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2020

Registrant, State or Other Jurisdiction of Incorporation or Organization
Commission file number	Address of Principal Executive Offices, Zip Code and Telephone Number			I.R.S. Employer Identification No.

1-31447	CenterPoint Energy, Inc.			74-0694415
(a Texas corporation)
1111 Louisiana
	Houston	Texas	77002
	(713)	207-1111

1-3187	CenterPoint Energy Houston Electric, LLC			22-3865106
(a Texas limited liability company)
1111 Louisiana
	Houston	Texas	77002
	(713)	207-1111

1-13265	CenterPoint Energy Resources Corp.			76-0511406
(a Delaware corporation)
1111 Louisiana
	Houston	Texas	77002
	(713)	207-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CNP	The New York Stock Exchange
Chicago Stock Exchange, Inc.
Depositary Shares for 1/20 of 7.00% Series B Mandatory Convertible Preferred Stock, $0.01 par value	CNP/PB	The New York Stock Exchange
9.15% First Mortgage Bonds due 2021	n/a	The New York Stock Exchange
6.95% General Mortgage Bonds due 2033	n/a	The New York Stock Exchange
6.625% Senior Notes due 2037	n/a	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2020, CenterPoint Energy, Inc. (the “Company”) appointed Jason P. Wells to the position of Executive Vice President and Chief Financial Officer of the Company, effective September 28, 2020.
Jason P. Wells, 42, served as Executive Vice President and Chief Financial Officer of PG&E Corporation, a publicly traded electric utility holding company serving approximately sixteen million customers through its subsidiary Pacific Gas and Electric Company, since June 2019. He previously served as Senior Vice President and Chief Financial Officer of PG&E Corporation from January 2016 to June 2019 and as Vice President, Business Finance of Pacific Gas and Electric Company from August 2013 to January 2016. He also served in various finance and accounting roles of increasing responsibility at Pacific Gas and Electric Company. Prior to joining Pacific Gas and Electric Company in 2007, he held positions at PricewaterhouseCoopers LLP in Assurance and Business Advisory Services. He earned his bachelor’s degree and master’s degree in Accounting, both from the University of Florida. Mr. Wells serves on the board of directors of the San Francisco-Marin Food Bank.
In connection with his appointment, Mr. Wells will receive a base salary of $650,000 per year and a sign-on equity award consisting of restricted stock units valued at $1,000,000, half of which will vest upon his continued employment through the first anniversary of the grant date and the remaining half of which will vest upon his continued employment through the second anniversary of the grant date. In connection with facilitating Mr. Wells’ relocation to the Company’s headquarters in Houston, Texas where he does not currently have a residence, the Company agreed to purchase Mr. Wells’ residence in San Francisco based on a third-party appraisal. He will also receive other relocation assistance subject to the Company’s executive relocation policy. Mr. Wells will be eligible to participate in the Company’s compensation and benefits plans and programs for similarly situated executives, including the Company’s change in control plan and incentive plans. The incentive plans include the Company’s Short-Term Incentive Plan (“STI”) and the Long-Term Incentive Plan (“LTI”). His initial target STI award level will be 75% of base salary and his target LTI award level will be 250% of base salary.
The appointment of Mr. Wells was not pursuant to any agreement or understanding between him and any other person. There is no family relationship between Mr. Wells and any director or executive officer of the Company, and there are no transactions between Mr. Wells and the Company that are required to be reported under Item 404(a) of Regulation S-K.
In connection with Mr. Wells’ appointment, Kristie L. Colvin, Interim Executive Vice President and Chief Financial Officer and Chief Accounting Officer of the Company, will step down from her role as Interim Executive Vice President and Chief Financial Officer of the Company, effective concurrent with the appointment of Mr. Wells, and she will continue to serve as Senior Vice President and Chief Accounting Officer of the Company.
A copy of the press release announcing the appointment of Mr. Wells is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

10.1	Jason P. Wells Offer Letter
99.1	Press Release issued September 17, 2020 regarding the appointment of Jason P. Wells
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY, INC.

Date: September 17, 2020	By:	/s/ Monica Karuturi
Monica Karuturi
Senior Vice President and General Counsel

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC

Date: September 17, 2020	By:	/s/ Monica Karuturi
Monica Karuturi
Senior Vice President and General Counsel

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY RESOURCES CORP.

Date: September 17, 2020	By:	/s/ Monica Karuturi
Monica Karuturi
Senior Vice President and General Counsel